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LIMITED PARTNERSHIP INTEREST PURCHASE AGREEMENT
This Limited Partnership Interest Purchase Agreement (the “Agreement”) is made and entered into as of the 21st day of April, 2015, by and among Level 5 Beverage Company, Inc., a corporation organized under the laws of Delaware, with offices located at 800 Bering Drive, Suite 201, Houston, Texas 77057 (the “Purchaser”), Big Red, Inc., a corporation organized under the laws of Texas, with offices located at 6500 River Place Boulevard, Building 1, Suite 450, Austin, Texas 78730 (the “Seller”), Power Brands International, LLC, a limited liability company organized under the laws of California, with offices located at 16501 Sherman Way, #225, Van Nuys, California 91406 (“Power Brands”) and VitaminFizz, L.P., a limited partnership organized under the laws of California, with offices located at 16501 Sherman Way, #225, Van Nuys, California 91406 (the “Partnership”).
WITNESSETH:
WHEREAS, in consideration of the payment by Purchaser to the Seller of One Hundred and Thirty Thousand U.S. Dollars ($130,000) and assumption by Purchaser of Seller’s inventory of approximately 200 pallets of aged VitaminFizz cans, the Seller desires to transfer and sell to Purchaser limited partnership interests of the Partnership representing five percent (5%) of the total equity interest in the Partnership on the date hereof on a fully diluted basis (the “Interests”).
WHEREAS, in consideration for the assumption from the Seller of certain duties and responsibilities to the Partnership by Power Brands, the General Partner of the Partnership, the Seller desires to transfer to Power Brands limited partnership interests of the Partnership representing five percent (5%) of the total equity interest in the Partnership on the date hereof on a fully diluted basis (the “Power Brands Interests”).
WHEREAS, Purchaser, desires to purchase the Interests on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the respective representations and warranties hereinafter set forth and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I
SALE AND PURCHASE OF THE INTERESTS
1.1     Sale and Purchase. Subject to the terms and conditions contained herein, the Seller hereby agrees to transfer and sell to Purchaser, and Purchaser agrees to purchase and accept from the Seller, the Interests, which represent a five percent (5%) interest in the equity of the Partnership on a fully diluted basis as of the date hereof. The Seller also agrees to simultaneously transfer to Power Brands the Power Brands Interests representing limited partnership interests of the Partnership representing five percent (5%) of the total equity interest in the Partnership on the date hereof on a fully diluted basis.
1.2     The Purchase Price. The consideration payable by the Purchaser to the Seller for the Interests to be acquired by the Purchaser shall be a cash payment in the aggregate amount of One Hundred and Thirty Thousand U.S Dollars ($130,000) and the assumption by Purchaser of all of Seller’s VitaminFizz branded products.
ARTICLE II
CLOSING; CONDITIONS TO CLOSING; DELIVERIES
2.1    Closings. The closing of the purchase and sale of the Interests and the Power Brands Interests (the “Closing”) shall be held on the date hereof, at the offices of Power Brands, or at such other time and place upon which the parties shall agree.
2.2     Conditions to Purchaser’s Obligation. Purchaser’s obligation hereunder to purchase and pay for the Interests is subject to the satisfaction, on or before each closing, of the following conditions, any of which may be waived, in whole or in part, by Purchaser in its sole discretion, and the Seller and Partnership shall use their best efforts to cause such conditions to be fulfilled:
(a)Representations and Warranties Correct; Performance. The representations and warranties of the Seller and the Partnership contained in this Agreement (including the exhibits and schedules hereto) shall be true, complete and accurate when made and on and as of the date hereof. The Seller and the Partnership shall have duly and properly performed, complied with and observed its respective covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed by any of them on or before each closing. The Seller and the Partnership shall have each delivered to Purchaser a certificate signed by its officer, dated the date of each closing, to such effect.
(b)Purchase Permitted by Applicable Laws. The purchase of and payment for the Interests to be acquired by Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation.
(c)Closing of the Power Brands Interests. The closing of the assignment of the Power Brands Interests by Seller to Power Brands shall close simultaneously with the sale of the Interests by Seller to Purchaser.
(d)Proceedings; Receipt of Documents. All corporate, partnership and other proceedings taken or required to be taken by each of the Seller and the Partnership in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received all such information and such counterpart originals or certified or other copies of such documents as Purchaser may reasonably request.
(e)Delivery of Documents. The Seller or the Partnership, as the case may be, shall have delivered, or caused to be delivered, to Purchaser at each Closing the following:
(i)a certificate of an appropriate officer of the Seller, certifying resolutions of the Board of Directors of the Seller, authorizing the transactions contemplated herein and the incumbency of officers of the Seller and any such entity executing any document or instrument delivered in connection with such transactions;
(ii)a certificate of an appropriate officer of the Partnership, certifying resolutions or similar action of the General Partner, authorizing the transactions contemplated herein, admitting the Purchaser as a substitute limited partner and the incumbency of officers of the Partnership and any such entity executing any document or instrument delivered in connection with such transactions;
(iii)certificates of good standing or legal existence of the Seller and the Partnership from the respective jurisdictions in which the Seller and the Partnership are each organized or in which each is qualified to do business;
(iv)all other consents, agreements, schedules, documents and exhibits required by this Agreement to be delivered by the Partnership at or before each closing;
(v)a copy of (A) the Limited Partnership of VitaminFizz, L.P., dated as of June 30, 2010 (the “Limited Partnership”), and (B) the Agreement of Limited Partnership of VitaminFizz, L.P., dated as of December 10, 2010 (the “Partnership Agreement”); and
(vi)partnership agreements representing the Interests.
(a)No Adverse Decision. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

(b)Approvals and Consents. The Partnership and the Seller shall have obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all applicable federal, state and local governmental authorities and non-governmental administrative or regulatory agencies having jurisdiction over the parties hereto, this Agreement, the Interests, or the transactions contemplated hereby, including, without limitation, all third parties pursuant to existing agreements or instruments by which the Partnership or the Seller may be bound, which are required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and all thereof shall be in full force and effect at the time of Closing.
(c)Material Adverse Event. There shall be no material adverse change or any development involving (i) a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Partnership or the Seller, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or material change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the Purchaser’s reasonable judgment, materially impair the investment quality of the Interests, or (iii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Purchaser’s reasonable opinion materially and adversely affects or may materially and adversely affect the business or operations of the Partnership or the Seller , or (iv) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Purchaser’s reasonable opinion has a material adverse effect on the financial markets in the United States.
2.3     Conditions to the Obligation of the Seller. The obligation of the Seller to consummate the transactions contemplated hereby are subject to the fulfillment of the following conditions on or prior to each closing, any of which may be waived, in whole or in part, by the Seller in its sole discretion, and the Purchaser shall use their its efforts to cause such conditions to be fulfilled:
(a)Representations and Warranties Correct; Performance. The representations and warranties of Purchaser in this Agreement shall be true, complete and accurate when made and on and as of each closing. Purchaser shall have duly and properly performed, complied with and observed each of his covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before each closing. Purchaser shall have delivered to the Partnership a certificate signed by Purchaser, dated the date of each closing, to such effect.
(b)Delivery of Purchase Price. Purchaser shall have delivered, or caused to be delivered, and shall deliver to the Seller the Purchase Price as provided by Section 1.2 above.
(c)Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken by Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to the Seller and the Partnership, and the Seller and the Partnership shall have received all such information and such counterpart originals or certified or other copies of such documents as the Seller and the Partnership may reasonably request.
(d)No Adverse Decision. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER
The Seller represents and warrants, to Purchaser as follows:
3.1    Organization and Good Standing. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas; has full power and authority to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of the any indenture, agreement, charter documents, judgment, decree or other instrument or restriction to which the Seller is a party or by which the Seller or the Interests may be bound or affected; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and no further authorization or approval, whether of the officers or members of the Board of Directors of the Seller or of governmental bodies or otherwise, is necessary in order to enable the Seller to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against the Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.2    Title to Interests. The Seller has good and marketable title to, and full right and power to sell, the Interests. Purchaser will acquire good and valid title to the Interests free and clear of all mortgages, pledges, liens, security interests, encumbrances, conditional sale agreements, charges, claims and restrictions of any kind and nature whatsoever (“Liens”).
3.3     Brokers. There has been no broker or finder involved in any manner in the negotiations leading up to the execution of this Agreement or the consummation of any transactions contemplated hereby, and the Seller agrees to indemnify Purchaser against and hold Purchaser harmless from any claim made by a party for a broker’s or finder’s fee or other similar payment based upon any agreements, arrangements or understanding made by the Seller.
3.4     No Untrue Representation or Warranty. No representation or warranty contained in this Agreement, or any attachment, written statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.
3.5        Capitalization. The authorized and issued equity interests of the Seller is set forth on Schedule 3.5 hereto.
3.6        Solvency. On the date hereof the Seller is solvent and able to pay its obligations when they become due.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP
The Partnership represents and warrants to Purchaser as follows:
4.1     Organization and Good Standing. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California; has the power and authority to conduct all of the activities conducted by it and to own or lease all of the assets owned or leased by it (the “Assets”); and is in good standing as a foreign corporation in each other jurisdiction where the properties owned, leased or operated or the business conducted by it requires such qualification, except where the failure to so qualify would not materially adversely affect its business, the Assets or the Interests. The Partnership does not own or hold, directly or indirectly, any capital stock or equity security or interests in any partnership, joint venture, corporation, trust, unincorporated organization or similar entity.
4.2     Capitalization. The authorized and issued partnership interests of the Partnership is set forth on Schedule 4.2 hereto. The Partnership does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into or any contracts or commitments to issue or sell Interests or any such warrants, convertible securities or obligations.
4.3     Limited Partnership Authority. The Partnership has full authority to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of the Partnership Agreement, or any indenture, agreement, charter documents, judgment, decree or other instrument or restriction to which the Partnership is a party or by which the Partnership or the Interests may be bound or affected; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and no further authorization or approval, whether of the partners or managers of the Partnership or of governmental bodies or otherwise, is necessary in order to enable the Partnership to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against the Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.4    Partnership Agreement. The Partnership Agreement is in full force and effect and has not been amended since June 30, 2010.
4.5     Title to Assets. The Partnership has good and marketable title to all of its assets and, to its knowledge, represents that the Seller has full right and power to sell the Interests. The Interests constitute five percent (5%) of the total equity interest in the Partnership on the date hereof on a post-financing fully diluted basis. The Interests have been duly authorized and validly issued and are fully paid and non-assessable.
(a)None of the Assets or the use thereof: (i) is subject to any easements or restrictions or, except with respect to the loan agreements set forth on Schedule 4.5 hereto, to any mortgages, liens, pledges, charges, encumbrances or encroachments, conditional sale agreements or to any rights of others of any kind of nature whatsoever, (ii) encroaches or infringes on the property or rights of another, or (iii) contravenes any applicable law or ordinance or any other administrative regulation or violates any restrictive covenant or any provision of law. There are no agreements or arrangements between the Partnership and any third person which have any effect upon the Partnership’s title or other rights respecting the Interests or Assets. Further, and not in limitation of any of the foregoing provisions of this Section 4.5:
(i)The Partnership has the sole and exclusive right to conduct its business as heretofore conducted;
(ii)The Partnership does not have any present or future obligation or requirement to compensate any person with respect to any of its interests or Assets or any securities of the Partnership, whether by the payment of royalties or not, or whether by reason of the ownership, use, license, lease, sale or any commercial use or any disposition whatsoever of any of its interests or Assets or any securities of the Partnership;
(i)The ownership, production, marketing, license, lease, use or other disposition of any product or service presently being licensed or leased by the Partnership does not and will not violate any license or agreement of the Partnership with any person or infringe any right of any other person; and
(ii)The Assets constitute all such property and rights necessary for the Partnership to conduct its business as now conducted.
4.6     Condition of Property. All of the Assets are suitable for the purposes for which they are used.
4.7     Patents, Trademarks, Etc. There are no inventions, licenses, patents, patent applications, trademarks, copyrights, trademark or copyright applications or registrations, pending or existing, owned by or registered in the name of the Partnership. The present conduct of the business of the Partnership does not infringe upon or violate the patents, trademarks, trade names, trade secrets or copyrights of anyone, nor has the Partnership received any notice of any infringement thereof. The Partnership has not granted to any other person any interest in any of said intellectual property, as a licensee or otherwise.
4.8     Compliance With Law. Neither the Partnership nor the General Partner is in violation of any laws, governmental orders, rules or regulations, whether federal, state or local, to which it or any of its properties are subject, which may have a material adverse effect to the Partnership.

4.9     Customers. The Partnership does not have any knowledge or information that any of its customers has ceased, or intends to cease, to utilize the services of the Partnership or has substantially reduced, or will or may substantially reduce, the use of such services after the Closing. Since December 31, 2014, there has been no material adverse change in the customers of the Partnership.
4.10     Material Agreements. Schedule 4.10 hereto lists all material contracts, instruments, commitments and agreements, whether oral or written, presently in effect to which the Partnership is a party or to which any of its properties is subject, including, without limitation, the following:
(a)any option or other stock rights, deferred compensation, retirement or severance payments, profit sharing or the like;
(b)any instrument or arrangement evidencing or relating in any way to: (i) indebtedness for borrowed money by way of direct loan, (ii) liens, encumbrances or security interests, (iii) guarantees or indemnification, or (iv) investments in any person;
(c)any contract containing provisions limiting the freedom of the Partnership to engage in any business or compete in any line of business or in any geographic area or with any person;
(d)any license, sublicense, lease or sublease agreement, whether as licensor, sublicensor, licensee, sublicensee, lessor, sublessor, lessee, sublessee or otherwise, or any agreements with dealers, vendors, customers, suppliers, sales representatives, any governmental entity, fund or university, or any agents, marketing representatives, brokers or distributors;
(e)any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses, or any joint or other technology development, cooperation or exchange contract or arrangement; and
(f)agreements providing for disposition of the business or any Assets or Interests of the capital stock of the Partnership; agreements of merger or consolidation to which the Partnership is a party; or any letters of intent with respect to the foregoing.
Each such agreement is a valid agreement, in full force and effect and enforceable in accordance with its terms, each such agreement will remain in full force and effect and enforceable in accordance with its terms after the consummation of the transactions contemplated by this Agreement, all payments due from the Partnership thereunder have been made in accordance with the terms of such agreement, none of the distributors or agents is in arrears in any payments due to the Partnership thereunder, there are no disputes or suits or actions at law or otherwise threatened, to the knowledge of the Partnership, or pending and such agreements are the only agreements or arrangements of this nature.
4.11     Financial Statements of the Partnership.
(a) Attached hereto as Schedule 4.11 is a balance sheet of the Partnership as at December 31, 2014 and a consolidated income statement of the Partnership for the twelve (12) months ended December 31, 2014 (the “Financial Statements”), compiled by independent certified public accountants in accordance with generally accepted accounting principles, consistently applied with past practices (“GAAP”). The Financial Statements have been prepared in accordance with the books and records of the Partnership, are complete and correct, have been prepared in accordance with GAAP, consistently applied, and fairly present the financial position and results of operation of the Partnership for the periods covered thereby (subject to normal recurring changes resulting from year-end adjustments).
(a)All accounts receivable shown on the balance sheet included in the Financial Statements constitute bona fide accounts receivable generated in the ordinary course of business; and at December 31, 2014, and as of the date hereof, such accounts receivable were and are subject to no known conditions to payment and no known offsets, counterclaims, defenses of any kind, returns (including, without limitation, any distributor’s rights to return products from inventory), allowances or credits, other than any allowance for doubtful accounts shown thereon, and to no material known warranty claims There are no account debtors or note debtors (x) delinquent in payment by more than 90 days or (y) who have refused or, to the knowledge of the Partnership, threatened to refuse to make payment. The books and records maintained by the Partnership upon which the Financial Statements are based are true and correct in all material respects and accurately reflect the business of the Partnership.
(b)Except to the extent reflected or reserved against in the balance sheet included in the Financial Statements, the Partnership does not have any material liability of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, including without limitation any liability for taxes for any period prior to such date.
4.12     Absence of Changes. Since December 31, 2014, the Partnership has been operated in the ordinary course and there has not been:
(a)any adverse change in the condition (financial or otherwise), assets, business or operations of the Partnership;
(b)any obligation or liability for the payment of money (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred outside the ordinary course, or any transaction, contract or commitment entered into by the Partnership;
(a)any license, sale outside the ordinary course, transfer, pledge, lien, security interest, mortgage or other disposition of any tangible or intangible Asset;
(d)    any other material transaction other than in the ordinary course of business and consistent with past practice;
(e)    the creation of any lien of record or guarantee, or any investment in any person; or
(f)    any commitment to do any of the acts or things specified in items (a) through (e) of this Section 4.12.
4.13     Assumptions or Guarantees of Indebtedness of Other Persons. The Partnership has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in or otherwise to assure any person against loss).
4.14 Labor Relations; Employees. The Partnership currently employs a total of approximately zero (0) employees. The Partnership is: (i) not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees; (ii) in compliance in all material respects with all U.S. federal, state and local laws and regulations, domestic or foreign, respecting labor, employment and employment practices, terms and conditions of employment and wages and hours; (iii) there is no unfair labor practice complaint against the Partnership pending before the National Labor Relations Board or any comparable state, local or foreign agency; and (iv) is not a party to any collective bargaining agreement. The Partnership does not have any outstanding liability for payment of wages, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions or contributions under any labor or employment contract, whether oral or written, or by reason of any past practices with respect to such employees based upon or accruing with respect to services of present or former employees of the Partnership.
4.15     Compliance with ERISA. The Partnership (i) does not maintain, and has never maintained, any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or (ii) does not contribute to, or has ever contributed to, any such employee benefit plan maintained by any other person.
4.16     Transactions with Affiliates. There are no loans, leases, royalty agreements, employment contracts or any other agreement or arrangement, oral or written, between the Partnership on the one hand, and any past or present stockholder, officer, employee, consultant or director of the Partnership (or any member of the immediate family of such stockholder, officer, employee, consultant or director), on the other hand. Except for the Seller’s ownership of the Partnership, there are no related party transactions between the officers, directors and shareholders of Seller and the Partnership.
4.17     Litigation. There are no actions, suits, proceedings or investigations (including any purportedly on behalf of the Partnership) pending or, to the knowledge of the Partnership, threatened against or affecting the business or properties of the Seller or the Partnership whether at law or in equity or admiralty or before or by any U.S. federal, state, municipal or other governmental department, commission, board, agency, court or instrumentality, domestic or foreign; the Partnership is not operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or degree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality domestic or foreign. No inquiries have been made directly to the Partnership by any governmental agency which might form the basis of any such action, suit, proceeding or investigation, or which might require the Partnership to undertake a course of action which would involve any expense.
4.18     Salaries. The Partnership has heretofore delivered to Purchaser a true and complete list, as of the date of this Agreement, of all of the persons who are employed by the Partnership, together with their current compensation and bonuses paid or to be paid or the methods of computing such compensation and bonuses, for the current fiscal year. No such employee is employed by the Partnership under a written contract of employment.
4.19     Taxes. With the exception of federal and state tax returns for the year ended December 31, 2014 which the Partnership is in the process of preparing, the Partnership has filed, or caused to be filed, with the appropriate U.S. federal, state, local and foreign governmental agencies all required tax and information returns, including those related to all applicable corporate income or franchise taxes, unemployment taxes, payroll taxes, social security taxes, occupation taxes, ad valorem taxes, property taxes, excise taxes and imposts, sales and use taxes, and all other taxes of every kind, character or description required to be paid to the date hereof, and has paid, caused to be paid or accrued all taxes, excise taxes, assessments, charges, penalties and interest shown to be due and payable. The Partnership has no liability, contingent or otherwise, for any taxes, excise taxes, assessments, charges, penalties or interest, including, without limitation, any which may arise as a result of the sale of the Interests as contemplated by this Agreement (but not including sales taxes, if any, payable as a result of the sale of the Interests as contemplated by this Agreement), other than amounts adequately reserved for. The

Partnership has not received directly or indirectly notice of, nor is it otherwise aware of any tax audit or examination; the Partnership is a party directly or indirectly to any action or proceeding by any governmental authority for assessment or collection of taxes, excise taxes, charges, penalties or interest, nor has any claim for assessment and collection been asserted against the Partnership directly or indirectly; nor has the Partnership executed a waiver of any statute of limitations with respect thereto. The Partnership has not received notices nor is otherwise aware of any deficiencies, adjustments or changes in assessments with respect to any such taxes. No extensions of time are in effect for the assessment of deficiencies for such taxes in respect of any period.
4.20     Insurance. All property, real, personal and mixed, owned or leased by the Partnership is insured for the benefit of the Partnership in amounts deemed adequate by the Partnership’s management against all risks customarily insured against by persons operating businesses similar to those of the Partnership in the localities where such properties are located. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy.
4.21     Brokers. There has been no broker or finder involved in any manner in the negotiations leading up to the execution of this Agreement or the consummation of any transactions contemplated hereby, and the Partnership agrees to indemnify Purchaser against and hold Purchaser harmless from any claim made by a party for a broker’s or finder’s fee or other similar payment based upon any agreements, arrangements or understanding made by the Partnership.
4.22 No Untrue Representation or Warranty. No representation or warranty contained in this Agreement, or any attachment, written statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER
Purchaser represents and warrants to the Seller and the Partnership as follows:
5.1     Authority. Purchaser has full authority or capacity to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, would result in a breach, violation or default of any of the terms or provisions or of any indenture, agreement, judgment, decree or other instrument or restriction to which Purchaser is a party or by which Purchaser may be bound or affected; and no further authorization or approval, whether of governmental bodies or otherwise, is necessary in order to enable Purchaser to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against Purchaser in accordance with its terms.
5.2     Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Partnership, which by Purchaser’s execution of this Agreement Purchaser hereby confirms, that the Interests to be purchased by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Interests.
5.3     Disclosure of Information. Purchaser has received all the information it considers necessary or appropriate for deciding whether to purchase the Interests. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Partnership regarding the terms and conditions of the offering of the Interests and the business, properties, prospects and financial condition of the Partnership.
5.4     Investment Experience. Purchaser acknowledges that it can bear the economic risk of its investment, has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Interests and recognizes that it may realize a loss of its entire investment in the Interests.
5.5     Accredited Purchaser. Purchaser is an “accredited investor” within the meaning of Securities and Exchange Commission (the “SEC”) Rule 501 of Regulation D, as presently in effect.
5.6     Restricted Securities. Purchaser understands that the Interests it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.
5.7     Legends. It is understood that the certificates evidencing the Interests may bear one or all of the following legends:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

5.8     Brokers. There has been no broker or finder involved in any manner in the negotiations leading up to the execution of this Agreement or the consummation of any transactions contemplated hereby, and Purchaser agrees to indemnify the Seller, the Partnership and the General Partner against and hold the Seller, the Partnership and the General Partner harmless from any claim made by a party for a broker’s or finder’s fee or other similar payment based upon any agreements, arrangements or understanding made by Purchaser.
5.9     No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, written statement, schedule, exhibit, certificate or instrument furnished or to be furnished to the Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE VI
COVENANTS OF THE PARTIES
6.1     Further Assurances. Each of the parties agrees that, at any time after each closing, upon the request of the other party each will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acknowledgments, deeds, assignments, bills of sale, transfers, conveyances, instruments, consents and assurances as may reasonably be required for the better assigning, transferring, granting, conveying, assuring and confirming to Purchaser, its successors and permitted assigns, the Interests to be sold or assigned to Purchaser as provided herein.
6.2     Cooperation. The parties shall cooperate with each other fully with respect to actions required or requested to be undertaken with respect to tax audits, administrative actions or proceedings, litigation and any other matters that may occur after each closing, and each party shall maintain and make available to the other party upon request all corporate, tax and other records required or requested in connection with such matters.
6.3     Publicity. Each of the parties hereto agrees that no publicity release or announcement concerning the transactions contemplated hereby or the terms and conditions of this Agreement shall be issued without the advance approval of the form and substance thereof by each party hereto, which approval in any case shall not be unreasonably withheld or delayed.
6.4     Consents. The Seller and the Partnership shall obtain all consents and approvals required as a result of the sale of the Interests to Purchaser. The Purchaser shall be admitted to the Partnership as a substitute limited partner upon its purchase of the Interests and this Agreement shall serve as the assignment of the Interests to Purchaser.
6.5     Piggy-Back Registration Rights. In the event that the Partnership, its successor or an entity that controls and/or, owns a majority of the equity interests of the Partnership or its successor offers its shares to the public by filing a registration statement with respect to any class of its equity securities and included in such registration statement are securities held for the account of one or more holders of equity securities of the Partnership or its successor, then the Partnership or its successor shall in each case give written notice of the proposed filing to Purchaser at least 20 business days before the anticipated filing date of the registration statement by the Partnership or its successor, which notice must offer to Purchaser the opportunity to have any or all of the Interests of the Partnership or its successor held by it included in that registration statement. If Purchaser wishes to have any of those Interests registered under this Section 6.5, Purchaser must so advise the Partnership or its successor within 10 business days after the date of his receipt of that notice, specifying how many of the Interests it wishes to have so registered, and the Partnership or its successor shall include in that registration statement all Interests that Purchaser has requested be included therein, subject to the provisions of the next sentence. If the underwriter for the offering being registered shall determine and advise the Partnership or its successor in writing that marketing factors require a limitation in the number of Interests that can be sold in the offering then the Partnership or its successor will include in such registration the securities requested to be included pro rata among all partners with such rights on the basis of the number of Interests requested to be included by such holder.
ARTICLE VII
SURVIVAL; INDEMNIFICATION
7.1     Survival of Covenants, Representations and Warranties. All representations and warranties set forth in this Agreement shall forever survive and remain in effect following each closing.
7.2    Indemnity Against Claims.

(a)     The Seller and the Partnership hereby agree, jointly and severally, to indemnify and hold Purchaser (the “Indemnified Party”), harmless from and against the following:
(i)Any and all liabilities, losses, damages, claims, costs and reasonable expenses suffered by the Indemnified Party (whether awarded against the Indemnified Party or paid by the Indemnified Party in settlement of a claim as provided in Section 7.3 or otherwise suffered), resulting from the breach of any representation or non-fulfillment of any covenant on the part of the Seller or the Partnership contained in this Agreement or in any written statement, attachment, schedule, exhibit or certificate furnished or to be furnished by the Seller or the Partnership to Purchaser pursuant hereto; and
(ii)Any and all actions, suits, proceedings, demands, assessments or judgments, costs and reasonable expenses (including reasonable attorneys’ fees) incident to any of the foregoing.
7.3    Notice of Claim, Assumption of Defense and Settlement of Claims.

(a)     Any person entitled to indemnification under this Agreement (the “Indemnitee”) shall promptly give notice (an “Indemnification Notice”) in accordance with Section 8.1 hereof to the parties required to provide indemnification (collectively the “Indemnifying Party”) after the Indemnitee shall have knowledge of any demands, claims, actions or causes of action (singly, a “Claim” and hereinafter referred to collectively as “Claims”) which might give rise to a Claim by the Indemnitee against the Indemnifying Party stating the nature and basis of said Claim and amount thereof, to the extent known. A failure to give notice hereunder shall not relieve the Indemnifying Party from any obligation hereunder unless such failure to give notice shall materially and adversely affect Indemnifying Party’s ability to defend the Claim. Each such Indemnification Notice shall specify in reasonable detail the nature and amount of the Claim and shall, to the extent available to the Indemnitee, include such supporting documentation as shall reasonably be necessary to apprise the Indemnifying Party of the facts giving rise to the Claim. After the delivery of an Indemnification Notice certifying that the Indemnitee has incurred or had asserted against it any liabilities, claims, losses, damages, costs or expenses for which indemnity may be sought in accordance with the terms of this Article VII (the “Damages”), the Indemnitee shall make a claim in an amount equal to the incurred Damages or asserted Damages, as the case may be (which, in the case of any asserted Damages shall include the Indemnitee’s reasonably estimated cost of the defense thereof, hereinafter the “Estimated Defense Costs”). The right to indemnification hereof and the amount or estimated amount thereof, as set forth in such notice, shall be deemed agreed to by each Indemnifying Party unless, within 30 days after the date of such notice (the expiration of such 30-day period being hereinafter referred to as the “Liability Notice Deadline Date”), the Indemnified Parties

are notified in writing pursuant to Section 8.1 that such Indemnifying Party disputes the right to indemnification as set forth or estimated in such notice or that he or she elects to defend, in the manner hereinafter provided, the claim of a third party giving rise to such indemnification right. If such Indemnifying Party disputes the right to indemnification as hereinabove provided or elects to defend the claim of the third party, the same shall be deemed determined when finally determined by a court or tribunal from which no appeal is or may be taken or when the defense thereto has been abandoned and if a court or tribunal from which no appeal is or may be taken determines that the Indemnified Party was entitled to indemnification then the Indemnifying Party shall reimburse the Indemnified Party for the amount of Damages sought by such Indemnified Party. In the event the amount of such Damages are not promptly reimbursed by Indemnifying Party as aforesaid, the amount of such unreimbursed Damages shall accrue interest from the Liability Notice Deadline Date at a rate equal to two percent (2%) above the applicable prime rate of Citibank, N.A.
(b)    With respect to any third party Claims made subsequent to the Closing, the following procedures shall be observed:
(i)     Promptly after delivery of an Indemnification Notice in respect of a Claim, the Indemnified Party may elect, by written notice to the Indemnitee, to undertake the defense thereof with counsel reasonably satisfactory to the Indemnitee and at the sole cost and expense of the Indemnifying Party. In the event the Indemnifying Party elects to assume the defense of any such Claim, it shall not, except as provided in Section 7.3(b)(ii), be liable to the Indemnitee for any legal fees, costs and expenses incurred by the Indemnitee after the date thereof, in connection with such defense. The Indemnitee shall have the right to participate in, but not control the conduct of, any such action through counsel of its own choosing, at its own expense.
(i)Unless and until the Indemnifying Party assumes the defense of the third party Claim as provided in Section 7.3(b)(i), or in the event the Indemnifying Party ceases to conduct such defense, the Indemnified Party may defend against the third party Claim in any manner it reasonably may deem appropriate, at the expense of the Indemnifying Party.
(ii)Failure by the Indemnifying Party to notify the Indemnitee of its election to defend any such action by the Liability Notice Deadline Date shall be deemed a waiver by the Indemnifying Party of its right to defend such action. If the Indemnifying Party assumes the defense of any such Claim, its obligations hereunder as to such Claim shall be limited to taking all steps necessary in the defense or settlement of such Claim and to holding the Indemnitee harmless from and against any and all losses, damages, expenses and liabilities awarded in any such proceeding or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such Claim.
(iii)The Indemnifying Party shall not, in the defense of any such Claim, consent to the entry of any judgment or enter into any settlement with respect to the third party Claim without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), except that no consent of the Indemnitee shall be required if the judgment or proposed settlement: (1) involves only the payment of money damages to be paid by the Indemnifying Party and does not impose any injunction or other equitable relief upon the Indemnitee, (2) includes as an unconditional term thereof a full dismissal of the litigation or proceeding with prejudice and the delivery by the claimant or plaintiff to the Indemnitee of a release from all liability with respect to such claim or litigation, and (3) does not by its terms attribute liability to the Indemnitee.
In no event will the Indemnitee consent to the entry of any judgment or enter into any settlement with respect to the third party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.
The Indemnitee will cooperate fully with the Indemnifying Party in the conduct of any proceeding as to which the Indemnifying Party assumes the defense hereunder. Such cooperation shall include: (1) providing the Indemnifying Party and its counsel access to all books and records of the Indemnitee to the extent reasonably related to such proceeding, (2) furnishing information about the Indemnitee to the Indemnifying Party and their counsel, (3) making employees available to counsel to the Indemnifying Party, and (4) preserving the existence of and maintaining all books and records of the Indemnitee or any other Indemnified Party that is an entity that may reasonably be deemed to be potentially relevant to any such proceeding until the proceeding is finally concluded.
7.4     Remedies Cumulative. The remedies provided to an Indemnified Party herein shall be cumulative and shall not preclude an Indemnified Party from asserting any other rights or seeking any other remedies against an Indemnifying Party or his or its respective heirs, successors or assigns. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.
ARTICLE VIII

GENERAL PROVISIONS
8.1     Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered: (a) personally; (b) by facsimile transmission; (c) by a commercial overnight delivery service (e.g., Federal Express, UPS, Airborne, etc.) and paid for by the sender; or (d) by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered: (i) personally, upon such service or delivery; (ii) if sent by facsimile transmission, on the day so transmitted, if the sender calls to confirm that such notice has been sent by facsimile and has a printed report which indicates that such transmission was, in fact, sent to the facsimile number indicated below; (iii) if sent by commercial overnight delivery service, on the date reflected by such service as delivered to the addressee; or (iv) if mailed by certified or registered mail, five business days after the date of deposit in the United States mail. In each instance, such notice, request, demand or other communications shall be addressed as follows:
(a)    in the case of the Seller:
Big Red, Inc.
6500 River Place Boulevard, Building 1, Suite 450,
Austin, Texas 78730
Facsimile (512)501-3891
Attention: Gary Smith, CEO

in the case of the Power Brands and/or Partnership:

c/o Power Brands International, LLC
16501 Sherman Way, #225,
Van Nuys, California 91406
Attention: Darin Ezra

in the case of the Purchaser:

Level 5 Beverage Company, Inc.
800 Bering Drive, Suite 201 Houston, Texas 77057
Attention: V. Scott Vanis

with a copy to:

Gracin & Marlow, LLP
The Chrysler Building, 26th Floor
405 Lexington Avenue
New York, New York 10174
Facsimile (212) 208-4657 lmarlow@gracinmarlow.com
Attention: Leslie Marlow, Esq.

or to such other address or to such other person as Purchaser or the General Partner or the Partnership, shall have last designated by written notice given as herein provided.
8.2     Modification. This Agreement and the exhibits and schedules annexed hereto contain the entire agreement between the parties hereto and (i) there are no agreements, warranties or representations which are not set forth herein and (ii) all prior negotiations, agreements and understandings are superseded hereby. This Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.
8.3     Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of California applicable to agreements made and to be performed entirely within the State, without regard to conflict of laws principles. Each of the parties hereto hereby irrevocably consents and submit to the jurisdiction of any California or Federal court located in Los Angeles County, California over any action or proceeding arising out of any dispute between the Seller or the Partnership, and Purchaser, and waive any right they have to bring an action or proceeding with respect thereto in any other jurisdiction. Each party further irrevocably consent to the service of process against them in any such action or proceeding by the delivery of a copy of such process at the address set forth above.
9.4     Dispute Resolution. Notwithstanding the foregoing, any controversy, conflict or dispute of any nature arising out of or relating to this Agreement will be settled exclusively and finally by arbitration governed by the International Chamber of Commerce rules carried out in California. If the matter involves the Purchaser and Seller, the Purchaser and the Seller will each select one arbitrator to represent them, and the two arbitrators together will select a third arbitrator for the proceedings. If the matter involves the Purchaser and the Partnership, the Purchaser and the Partnership will each select one arbitrator to represent them, and the two arbitrators together will select a third arbitrator for the proceedings. If the matter involves the Purchaser, the Seller and the Partnership, (i) the Purchaser will select one arbitrator to represent it in the proceedings, and (ii) the Seller and the Partnership will together select one arbitrator to represent them in the proceedings, and the two arbitrators together will select a third arbitrator for the proceedings.
9.4    Binding Effect; Assignment. This Agreement shall be binding upon the parties and inure to the benefit of the successors and assigns of the respective parties hereto; provided, however, that this Agreement and all rights hereunder may not be assigned by Seller without the prior written consent of Purchaser.
9.5     Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9.6    Section Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
9.7     Transaction Expenses. Each party shall be responsible for the payment of any and all of his or its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement, whether or not such transactions are consummated in whole or in part.
9.8    Waiver. The waiver of one breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.
9.9     No Agency. This Agreement shall not constitute either party the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and date first above written.
PARTNERSHIP:
VitaminFizz, L.P.

By: __/s/ Darin Ezra______________________
Name: Darin Ezra
Title: Managing Member of Power Brands International, LLC

SELLER:
Big Red, Inc.

By: __/s/ Gary Smith______________________
Name: Gary Smith
Title Chief Executive Officer

PURCHASER:

Level 5 Beverage Company, Inc.

By: __/s/ V. Scott Vanis___________________
Name: V. Scott Vanis
Title: Chief Executive Officer

Power Brands International, LLC

By: __/s/ Darin Ezra_____________________
Name: Darin Ezra
Title: Managing Member